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                                                                      EXHIBIT 11

          [Printed on letterhead of Vedder, Price, Kaufman & Kammholz]






                                December 11, 2002




Janus Aspen Series
100 Fillmore Street
Denver, Colorado  80206

Ladies and Gentlemen:

         We are acting as special counsel for the Janus Aspen Series, a Delaware statutory trust (the "Trust"), in connection with the Trust's filing of a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission covering the issuance of shares of beneficial interest, with a par value of $.001 per share, of the Institutional Class (the "Shares") in the following series: Janus Aspen Growth Portfolio, Janus Aspen Growth and Income Portfolio and Janus Aspen International Growth Portfolio (the "Acquiring Funds"), pursuant to the proposed reorganization with the series of shares of the Berger Institutional Products Trust (the "Berger Trust") designated as Berger IPT - Growth Fund, Berger IPT - Large Cap Growth Fund and Berger IPT - International Fund (the "Selling Funds"), as described in the Registration Statement and pursuant to the form of Agreement and Plan of Reorganization by and between the Trust on behalf of the Acquiring Funds and the Berger Trust on behalf of the Selling Funds included in the Registration Statement (the "Agreement").

         As special counsel to the Trust, we have examined such Trust records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, and assuming that the Trust's Trust Instrument, dated May 19, 1993 as amended by the First Amendment to the Trust Instrument dated August 27, 1993, the Second Amendment to the Trust Instrument dated December 3, 1993, the Third Amendment to the Trust Instrument dated December 9, 1994, the Fourth Amendment to the Trust Instrument dated February 5, 1996, the Fifth Amendment to the Trust Instrument dated December 10, 1996, the Sixth Amendment to the Trust Instrument dated December 15, 1998, the Seventh Amendment to the Trust Instrument dated September 14, 1999, the Eighth Amendment to the Trust Instrument dated December 14, 1999, the Ninth Amendment to the Trust Instrument dated July 28, 2000, the Tenth Amendment to the Trust Instrument dated August 1, 2000, the Eleventh Amendment to the Trust Instrument dated February 12, 2001, the Twelfth Amendment to the Trust Instrument dated July 31, 2001, the Thirteenth Amendment to the Trust Instrument dated


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September 13, 2001, the Fourteenth Amendment to the Trust Instrument dated
September 18, 2002 and the Fifteenth Amendment to the Trust Instrument dated October 14, 2002, and the Trust's By-Laws adopted May 19, 1993, as amended on December 8, 1995 and on September 18, 2002, are presently in full force and effect and have not been amended in any respect except as provided above, and that the resolutions adopted by the Board of Trustees of the Trust on May 25, 1993, December 3, 1993, December 10, 1996 and December 9-10, 2002 relating to organizational matters, securities matters and the issuance of the Shares described in the Registration Statement are presently in full force and effect and have not otherwise been amended in any respect, we advise you and opine that
(a) the Trust is a Delaware statutory trust validly existing under the laws of the State of Delaware and is authorized to issue an unlimited number of Shares in the Acquiring Funds; and (b) upon such issuance of the Shares in accordance with the Agreement, and assuming that the Trust continues to validly exist as provided in (a) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. This opinion is solely for the benefit of the Trust, the Trust's Board of Trustees and the Trust's officers and may not be relied upon by any other person without our prior written consent.

                                           Very truly yours,

                                           /s/ Vedder, Price, Kaufman & Kammholz


                                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ




DAS
DBE






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